UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Act of 1934

November 11, 2015
(Date of Report)

November 7, 2015
(Date of Earliest Reported Event)

AMERICATOWNE Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100, Raleigh, North Carolina 27609
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

AmericaTowne, Inc. (the "Company") entered into an Exporter Services Agreement with an effective date of November 7, 2015 with Stinson Enterprises, Inc., a North Carolina corporation doing business at 314 E Chatham Street in Apex, North Carolina 27502 USA (the "Stinson Agreement"). The consideration paid to the Company under the Stinson Agreement is a nonrefundable Service Fee of $55,000 paid as follows: (a) $3,500 upon execution, (b) $1,431 per month for thirty-six months, after execution commencing on December 15, 2015.

On November 8, 2015, the Company entered into an Exporter Services Agreement with Rehoboth Exporters, LLC ("Rehoboth"), a North Carolina limited liability company doing business at 1103 Craftway Court in Knightdale, North Carolina 27545 (the "Reheboth Exporters Agreement"). The Resident Agent for Rehoborth is Mabiala Phuati, an officer and director of the Company; however, Reheboth is not a related-party from an operational or financial standpoint. The consideration paid to the Company under the Rehoboth Exporters Agreement is a nonrefundable Service Fee of $55,000 paid as follows: (a) $3,000 upon execution, (b) $1,444 per month for thirty-six months, after execution commencing on December 30, 2015.

Exhibit	Description

(d) Exhibits

Exhibit	Description
10.1	Exporter Services Agreement dated November 7, 2015, 2015 (Stinson Agreement)
10.2	Exporter Services Agreement dated November 9, 2015, 2015 (Rehoboth Agreement)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC.

By:/s/Alton Perkins Alton Perkins Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary Dated: November 11, 2015